CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Glimcher Realty Trust on Form S-3 of our report dated February 21, 1997, on our audits of the consolidated financial statements and financial statement schedule of Glimcher Realty Trust as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994. We also consent to the reference to our firm under the caption "Experts."

                                                                      COOPERS
& LYBRAND L.L.P.


Columbus, Ohio
December 22, 1997